                                                                      March 2011

                                           Free Writing Prospectus
                                           Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                           Dated March 4, 2011

Deutsche Bank Commodity Indices

March 2011

A Pssion to Perform.

[GRAPHIC OMITTED]

                                      -1-

CONTENTS

SECTION

1. Optimum Yield Indices

 * DB Commodity Booster - DJUBS Index

 * DB Commodity Booster DJUBS - TV14 Index

 * DB Commodity Booster - Benchmark Index

2. Mean Reversion Indices

 * DBLCI - MR Index

 * DBLCI - Mean Reversion Enhanced Index

 * DB MR Enhanced 15 Index

 * DBLCI - MR+ Index

3. Market Neutral Indices

 * DB Commodity Harvest Index

 * DB Commodity Harvest - 10 Index

4. Long-Short Indices

 * DBLCI Commodity Momentum Index

5. DB Commodity Allocator Index

6. DB Commodity Risk Parity 18 Index

7. DB Commodity Apex 14 Index

APPENDIX

1  APPENDIX

                                      -2-

EXECUTIVE SUMMARY

THE EVOLUTION OF COMMODITY MARKETS

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

                                      -3-

DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS			✓		
DB Commodity Booster DJUBS – TV14			✓		✓
DB Commodity Booster – Benchmark			✓		
DBLCI-MR	✓				
DBLCI-MR+	✓	✓			
DBLCI – Mean Reversion Enhanced	✓		✓		
DB MR Enhanced 15	✓		✓		✓
DB Commodity Harvest			✓		
DB Commodity Harvest – 10			✓		✓
DBLCI Commodity Momentum Index		✓			
DB Commodity Allocator	✓	✓	✓		
DB Commodity Risk Parity 18 Index	✓	✓	✓	✓	✓
DB Commodity Apex 14 Index	✓	✓	✓	✓	✓

Deutsche Bank

4

OPTIMUM YIELD INDICES

SECTION 1

                                      -5-

DB COMMODITY BOOSTER -- DJUBS

INDEX SUMMARY

[]   Composition of DB Commodity Booster DJUBS Index: The DB Commodity Booster
     -- DJUBS Index has the same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEU)

                                      -6-

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB COMMODITY BOOSTER -- DJUBS

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     28 February 2011

                                      -7-

DB Commodity Booster – DJUBS

Performance Analysis

Index Returns [1]


500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster - DJUBS
DJUBS
S&P-GSCI

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	32.27
Precious Metal	14.13
Industrial Metal	17.99
Agriculture	35.60

Performance Analysis [1]

January 2001 – February 2011	DB Commodity Booster — DJUBS	DJUBS	S&P-GSCI
Annualized Returns	10.6%	3.7%	0.2%
Volatility	16.6%	18.4%	26.0%
Sharpe Ratio[2]	0.64	0.20	0.01
Maximum Drawdown	-54.1%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-51.5%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	47% / -48.5%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.4% / -38.4%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	1.0%	0.4%	0.3%
% Months with Gains	64.8%	55.7%	57.4%
Correlation			
DJUBS	0.96	1.00	0.91
S&P-GSCI	0.88	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster – DJUBS	DJUBS	S&P-GSCI
2001	-17.06%	-22.32%	-34.31%
2002	23.21%	23.86%	29.92%
2003	27.76%	22.66%	19.48%
2004	23.13%	7.64%	15.65%
2005	30.64%	17.54%	21.61%
2006	12.57%	-2.71%	-19.07%
2007	16.70%	11.08%	26.81%
2008	-30.46%	-36.61%	-47.29%
2009	19.81%	18.72%	13.30%
2010	16.94%	16.67%	8.88%
2011 YTD	4.10%	2.31%	6.89%
Annualized Return	**10.65%**	**3.72%**	**0.22%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS has been retrospectively calculated and did not exist prior to 27 February 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster – DJUBS index would have been lower than the index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3 Data is as of 28 February 2011. Statistics shown are for excess return indices.

Deutsche Bank

8

DB COMMODITY BOOSTER DJUBS -- TV14

INDEX SUMMARY

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVE)

                                      -9-

DB Commodity Booster DJUBS – TV14

Index Construction

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively

Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility



Agriculture
35.60% (35.44% 1)
Industrial Metals
17.99% (17.84% 1)
Precious Metals
14.13% (13.74% 1)
Energy
32.27% (33.01% 1)
DJUBS
Apply Optimum Yield Technology
Optimize roll returns by attempting to invest in contracts with the highest implied roll yield
DB Commodity Booster – DJUBS
Apply Target Volatility Technology
Volatility is targeted at 14% by varying exposure to the DB Commodity Booster – DJUBS Index
DB Commodity Booster DJUBS – TV14

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 28 February 2011

Deutsche Bank
10

DB Commodity Booster DJUBS – TV14

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster DJUBS - TV14
DB Commodity Booster - DJUBS
DJUBS

Index Exposure [1]

Current Exposure to DB Commodity Booster – DJUBS	114.76%
Underlying Sector	**Current Weight (%)**
Energy	32.27
Precious Metal	14.13
Industrial Metal	17.99
Agriculture	35.60

Performance Analysis [1]

January 2001 – February 2011	DB Commodity Booster DJUBS - TV 14	DB Commodity Booster – DJUBS	DJUBS
Annualized Returns	13.7%	10.6%	3.7%
Volatility	14.6%	16.6%	18.4%
Sharpe Ratio	0.94	0.64	0.20
Maximum Drawdown	-35.0%	-54.1%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Mar-09
Max Monthly Consecutive Loss	-32.8%	-51.5%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	59.6% / -31.1%	47% / -48.5%	39.9% / -52.7%
Rolling 3 Months	27.8% / -23.5%	24.4% / -38.4%	24.7% / -39.7%
Average Monthly Returns	1.2%	1.0%	0.4%
% Months with Gains	64.8%	64.8%	55.7%
Correlation			
DB Commodity Booster – DJUBS	0.94	1.00	0.96
DJUBS	0.92	0.96	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster DJUBS - TV 14	DB Commodity Booster – DJUBS	DJUBS
2001	-21.43%	-17.06%	-22.32%
2002	29.64%	23.21%	23.86%
2003	46.67%	27.76%	22.66%
2004	27.08%	23.13%	7.64%
2005	30.40%	30.64%	17.54%
2006	11.01%	12.57%	-2.71%
2007	16.73%	16.70%	11.08%
2008	-15.61%	-30.46%	-36.61%
2009	13.52%	19.81%	18.72%
2010	16.44%	16.94%	16.67%
2011 YTD	3.17%	4.10%	2.31%
Annualized Return	**13.70%**	**10.65%**	**3.72%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS and DB Commodity Booster DJUBS – TV14 have been retrospectively calculated and did not exist prior to 27 February 2008 and 8 August 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster DJUBS – TV14 index would have been lower than the index as a result of fees and / or costs

2 Data is as of 28 February 2011. Statistics shown are for excess return indices. Current weights shown are for DB Commodity Booster – DJUBS index

Deutsche Bank

11

DB COMMODITY BOOSTER -- BENCHMARK

INDEX SUMMARY

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

                                      -12-

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB COMMODITY BOOSTER -- BENCHMARK

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     28 February 2011

[GRAPHIC OMITTED]

                                      -13-

DB Commodity Booster – Benchmark

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster - Benchmark
DJUBS
S&P-GSCI

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	66.79
Precious Metal	3.13
Industrial Metal	8.29
Agriculture & Livestock	21.8

Performance Analysis [1]

January 2001 – February 2011	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
Annualized Returns	11.0%	3.7%	0.2%
Volatility	22.4%	18.4%	26.0%
Sharpe Ratio	0.49	0.20	0.01
Maximum Drawdown	-64.6%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-60.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	76.3% / -56.7%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	33.4% / -47.4%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	1.1%	0.4%	0.3%
% Months with Gains	59.8%	55.7%	57.4%
Correlation			
DJUBS	0.89	1.00	0.91
S&P-GSCI	0.97	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Booster – Benchmark	DJUBS	S&P-GSCI
2001	-17.43%	-22.32%	-34.31%
2002	25.99%	23.86%	29.92%
2003	27.09%	22.66%	19.48%
2004	38.49%	7.64%	15.65%
2005	41.80%	17.54%	21.61%
2006	-2.31%	-2.71%	-19.07%
2007	25.49%	11.08%	26.81%
2008	-36.65%	-36.61%	-47.29%
2009	20.31%	18.72%	13.30%
2010	9.69%	16.67%	8.88%
2011 YTD	8.57%	2.31%	6.89%
Annualized Return	**10.99%**	**3.72%**	**0.22%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster – Benchmark index would have been lower than the index as a result of fees and / or costs

2 Data is as of 28 February 2011. Statistics shown are for excess return indices.

Deutsche Bank

14

MEAN REVERSION INDICES

SECTION 2

[GRAPHIC OMITTED]

                                      -15-

DBLCI -MR

INDEX SUMMARY

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

                                      -16-

[]   Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

  Corn         Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(8.33% (2)) (1.65% (2)) (26.97% (2))   (34.96% (2)) (16.86% (2)) (11.24% (2))

[GRAPHIC OMITTED]

Source: Deutsche Bank, 2011

Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 28 February 2011

                                      -17-

DBLCI -MR

PERFORMANCE ANALYSIS

[GRAPHIC OMITTED]

Performance Analysis (1)                             Year on Year Performance Comparison (1)
                                                      Annual Returns for Excess Return Indices
January 2001 -- February 2011 DBLCI-MR       DBLCI          DJUBS
                                                                           Calendar Year     DBLCI-MR  DBLCI
   DJUBS
Annualized Returns            12.1%          6.9%           3.7%           2001     -16.35% -22.61%  -22.32%
Volatility                    20.6%          23.7%          18.4%

Sharpe Ratio                  0.59           0.29           0.20           2002      27.73% 32.14%   23.86%
Maximum Drawdown              -62.8%         -65.2%         -57.1%         2003      21.21% 22.42%   22.66%
  Start Date                  Jul-08         Jul-08         Jul-08

                                                                           2004      25.85% 26.11%   7.64%
  End Date                    Feb-09         Feb-09         Mar-09

Max Monthly Consecutive Loss  -59.0%         -61.9%         -54.5%         2005       2.96% 13.89%   17.54%
  Start Date                  Jul-08         Jul-08         Jul-08         2006      39.22%  3.06%   -2.71%
  End Date                    Feb-09         Feb-09         Feb-09

Max / Min Returns                                                          2007      42.49% 34.67%   11.08%
  Rolling 12 Months           84% / -56.3%   83.1% / -60.7% 39.9% / -52.7% 2008     -35.43% -39.60%  -36.61%
  Rolling 3 Months            33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%

Average Monthly Returns       1.1%           0.8%           0.4%           2009      22.29% 10.17%   18.72%
% Months with Gains           59.8%          56.6%          55.7%          2010      13.62% 12.33%   16.67%
Correlation                                                                2011 YTD   6.89%  5.58%   2.31%
  DBLCI                       0.89           1.00           0.89

  DJUBS                       0.83           0.89           1.00     Annualized Return   12.09%  6.89% 3.72%

Notes:

1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 28 February 2011. Statistics shown are for excess return indices.

                                      -18-

DBLCI -- MEAN REVERSION ENHANCED

INDEX SUMMARY

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREU)

                                      -19-

DBLCI -- MEAN REVERSION ENHANCED

[GRAPHIC OMITTED]

    Invests in 12 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

              Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

INDEX CONSTRUCTION

Agriculture Industrial Metal Precious Metal Energy (40% (1))
  (25% (1))      (18% (1))        (17% (1))

BASKET WITH BASE WEIGHTS

APPLY OPTIMUM YIELD TECHNOLOGY

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

BASKET WITH BASE WEIGHTS USING OY SUB-INDICES

[]   Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI MEAN REVERSION ENHANCED

Agriculture  Industrial Metal Precious Metal    Energy
(21.15% (2))    (22.53% (2))      (2.87% (2)) (53.45% (2))

Source: Deutsche Bank, 2011

Notes:

1    Base Weights of DBLCI-MR Enhanced Index

2    Current Weights as of 28 February 2011

                                      -20-

DBLCI – Mean Reversion Enhanced

Performance Analysis

Index Returns [1]


500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI Mean Reversion Enhanced
DBLCI - MR
DJUBS

Historical Weighting [1]


100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Agriculture
Precious Metals
Industrial Metals
Energy

Performance Analysis [1]

January 2001 – February 2011	DBLCI Mean Reversion Enhanced	DBLCI-MR	DJUBS
Annualized Returns	12.2%	12.1%	3.7%
Volatility	18.6%	20.6%	18.4%
Sharpe Ratio	0.66	0.59	0.20
Maximum Drawdown	-55.9%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Feb-09	Mar-09
Max Monthly Consecutive Loss	-53.8%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	71.2% / -46.5%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	36% / -37.4%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	1.1%	1.1%	0.4%
% Months with Gains	59.0%	59.8%	55.7%
Correlation			
DBLCI – MR	0.86	1.00	0.83
DJUBS	0.83	0.83	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI Mean Reversion Enhanced	DBLCI-MR	DJUBS
2001	-12.41%	-16.35%	-22.32%
2002	15.52%	27.73%	23.86%
2003	33.19%	21.21%	22.66%
2004	23.16%	25.85%	7.64%
2005	10.43%	2.96%	17.54%
2006	28.54%	39.22%	-2.71%
2007	26.67%	42.49%	11.08%
2008	-26.29%	-35.43%	-36.61%
2009	37.53%	22.29%	18.72%
2010	5.29%	13.62%	16.67%
2011 YTD	1.63%	6.89%	2.31%
Annualized Return	**12.24%**	**12.09%**	**3.72%**

Notes:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced and DBLCI-MR have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI – Mean Reversion Enhanced index would have been lower than the index as a result of fees and / or costs

2 Data is as of 28 February 2011. Statistics shown are for excess return indices.

Deutsche Bank

21

DB MR ENHANCED 15

INDEX SUMMARY

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

                                      -22-

DB MR ENHANCED 15

[GRAPHIC OMITTED]

    Invests in 12 liquid commodity contracts.
Over-weights cheap commodities and under-weights expensive ones

              Employs OY  technology  seeking to maximize  roll yield and Target
Volatility technology with the aim of obtaining a smoother return profile

INDEX CONSTRUCTION

Agriculture Industrial Metal Precious Metal Energy (40% (1))
  (25% (1))      (18% (1))        (17% (1))

BASKET WITH BASE WEIGHTS

APPLY OPTIMUM YIELD TECHNOLOGY

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

BASKET WITH BASE WEIGHTS USING OY SUB-INDICES

APPLY MEAN REVERSION TECHNOLOGY

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -- Mean Reversion Enhanced 2

Agriculture(21.15%), Industrial Metal(22.53%), Precious Metal(2.87%) and
Energy(53.45%)

Apply Target Volatility Technology

[]   Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
     Reversion Enhanced Index

DB MR Enhanced 15

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 28 February
     2011

                                      -23-

DB MR Enhanced 15

Performance Analysis

Index Returns [1]


500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced 15
DBLCI Mean Reversion Enhanced
DJUBS

Historical Exposure [1]


250%
200%
150%
100%
50%
0%
50%
40%
30%
20%
10%
0%
15.55%
15%
Current Exposure[1]: 104.17%
Apr-01
Apr-03
Apr-05
Apr-07
Apr-09
Participation(L)
3m MRE Vol(R)
MRE TV15 Average Vol(R)
Target Vol(R)

Performance Analysis [1]

January 2001 – February 2011	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
Annualized Returns	14.7%	12.2%	3.7%
Volatility	15.7%	18.6%	18.4%
Sharpe Ratio	0.93	0.66	0.20
Maximum Drawdown	-35.0%	-55.9%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-53.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	79% / -28.4%	71.2% / -46.5%	39.9% / -52.7%
Rolling 3 Months	25% / -22.2%	36% / -37.4%	24.7% / -39.7%
Average Monthly Returns	1.2%	1.1%	0.4%
% Months with Gains	59.0%	59.0%	55.7%
Correlation			
DBLCI-MR	0.90	1.00	0.83
DJUBS	0.79	0.83	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB MR Enhanced 15	DBLCI – Mean Reversion Enhanced	DJUBS
2001	-21.83%	-12.41%	-22.32%
2002	25.61%	15.52%	23.86%
2003	53.97%	33.19%	22.66%
2004	25.18%	23.16%	7.64%
2005	15.77%	10.43%	17.54%
2006	30.96%	28.54%	-2.71%
2007	24.84%	26.67%	11.08%
2008	-11.82%	-26.29%	-36.61%
2009	18.57%	37.53%	18.72%
2010	5.99%	5.29%	16.67%
2011 YTD	1.24%	1.63%	2.31%
Annualized Return	**14.65%**	**12.24%**	**3.72%**

Note:

1 Source: Bloomberg. DBLCI – Mean Reversion Enhanced and DB MR Enhanced 15 have been retrospectively calculated and did not exist prior to 25 July 2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB MR Enhanced 15 index would have been lower than the index as a result of fees and / or costs.

2 Data is as of 28 February 2011. Statistics shown are for excess return indices.

Deutsche Bank
24

DBLCI MR+

INDEX SUMMARY

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

                                      -25-

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI -MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+

INDEX CONSTRUCTION

   Corn      Gold    Heating oil  WTI     Aluminium     Wheat
(11.25%(1)) (10%(1))   (20%(1))  (35%(1))  (12.5%(1)) (11.25%(1))

BASKET WITH BASE WEIGHTS

APPLY MEAN REVERSION TECHNOLOGY

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

[GRAPHIC OMITTED]

 DBLCI-MR Returns(3)                                           DBLCI-MR(2)

1 Month  2.7%        Corn(8.3%), Gold(1.7%), Heating Oil(27.0%), Crude Oil(35.0%),
                                    Aluminium(16.9%) and Wheat(11.2%)
2 Month  6.3%
3 Month  6.1%                                 Apply 'Plus' Strategy
4 Month  10.4%
5 Month  20.3%                                [] Variable exposure to DBLCI-MR with the aim of
 preserving the
6 Month  15.6%                                   upside but limiting loses
7 Month  27.3%                                [] Exposure to DBLCI-MR = total number of positive
 returns / 12
8 Month  35.5%                                   (12/12 = 100.00%)
9 Month  22.4%
10 Month 14.7%
11 Month 18.5%
12 Month 30.2%
                                                               DBLCI MR+

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 28 February 2011

3    Returns are calculated as of 6(th) business day of each month, from
     February 2010 to February 2011.

                                      -26-

DBLCI MR+

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DBLCI MR+
DBLCI - MR
DJUBS

Historical Weighting [1]



100%
80%
60%
40%
20%
0%
1,200
1,000
800
600
400
200
0
Current Participation [1]: 100%
Apr-01
Apr-03
Apr-05
Apr-07
Apr-09
Participation(L)
DBLCI - MR (R)

Performance Analysis [1]

January 2001 – February 2011	DBLCI MR+	DBLCI-MR	DJUBS
Annualized Returns	11.7%	12.1%	3.7%
Volatility	15.1%	20.6%	18.4%
Sharpe Ratio	0.78	0.59	0.20
Maximum Drawdown	-33.8%	-62.8%	-57.1%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Jun-10	Feb-09	Mar-09
Max Monthly Consecutive Loss	-27.1%	-59.0%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Nov-08	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	81.8% / -31.4%	84% / -56.3%	39.9% / -52.7%
Rolling 3 Months	28.4% / -26.7%	33.3% / -43.1%	24.7% / -39.7%
Average Monthly Returns	1.0%	1.1%	0.4%
% Months with Gains	53.3%	59.8%	55.7%
Correlation			
DBLCI – MR	0.86	1.00	0.83
DJUBS	0.70	0.83	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DBLCI MR+	DBLCI-MR	DJUBS
2001	-2.40%	-16.35%	-22.32%
2002	13.21%	27.73%	23.86%
2003	15.56%	21.21%	22.66%
2004	24.07%	25.85%	7.64%
2005	-4.53%	2.96%	17.54%
2006	24.53%	39.22%	-2.71%
2007	38.57%	42.49%	11.08%
2008	-0.67%	-35.43%	-36.61%
2009	8.87%	22.29%	18.72%
2010	2.36%	13.62%	16.67%
2011 YTD	6.80%	6.89%	2.31%
Annualized Return	**11.71%**	**12.09%**	**3.72%**

Notes:

1 Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DBLCI-MR+ index would have been lower than the index as a result of fees and / or costs

2 Data is as of 28 February 2011. Statistics shown are for excess return indices.

Deutsche Bank

27

Market Neutral Indices

Section 3

[GRAPHIC OMITTED]

                                      -28-

DB COMMODITY HARVEST

INDEX SUMMARY

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHLEU)

                                      -29-

[GRAPHIC OMITTED]

                              DB Commodity Harvest
                               Index Construction
        Strategy aims to
   generate alpha from                       Energy                Precious                Industrial
          Agriculture and
  roll returns by going                 33.44% (33.09% (1))          Metals                  Metals
             Livestock
                                        6.27% (6.30% (1))      16.60% (16.86% (1))      43.67% (43.76%(1))

long the OY index and short the benchmark index SandP GSCI Light Energy SandP GSCI Light Energy

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to SandP GSCI Light Energy rolls maximize implied roll yield each commodity to its nearest available futures contract

DB Commodity Booster --  Benchmark Light Energy
                                                                                    Long
       Short
                                        Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly DB Commodity Harvest to maintain overall neutrality

At each rebalance date, the Short position (SandP GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position
(DB Commodity Booster -- Benchmark Light Energy) rolls to the future contract with the highest implied roll yield and expires within the next 13 months.

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     28 February 2011

                                      -30-

DB COMMODITY HARVEST

PERFORMANCE ANALYSIS

[GRAPHIC OMITTED]

INDEX RETURNS (1)                                                                          INDEX CONSTITUENTS (1)

    400                                                                                    Index                               Current Weight (%)
                                                                                           DB Commodity Booster -- Benchmark   100
    300                                                                                    Light Energy
    200                                                                                    SandP Goldman Sachs Light Energy Index   --100
    100
      0

 Jan-01 Jan-03   Jan-05     Jan-07 Jan-09 Jan-11

                              DB Commodity Harvest

                              DB Commodity Booster - Benchmark Light Energy

                              SandP-GSCI Light Energy

PERFORMANCE ANALYSIS (1)                                          YEAR ON YEAR PERFORMANCE COMPARISON (1)

                                DB Commodity Booster              Annual Returns for Excess Return Indices
                                DB Commodity                                SandP-GSCI
January 2001 -- February 2011                 -- Benchmark
                                Harvest                            Light Energy       DB   DB  Commodity Booster --   SandP-GSCI
                                              Light Energy    Calendar Year Commodity Harvest Benchmark  Light Energy  Light Energy

Annualized Returns              6.2%               8.1%               1.5%

                                                                                     2001         11.85%  -17.11%   -26.22%
Volatility                      3.6%               17.2%              19.0%

Sharpe Ratio                    1.73               0.47               0.08           2002         -2.05%  13.10%    15.09%
Maximum Drawdown                -6.1%              -56.8%             -60.9%         2003          4.47%  20.91%    15.41%
  Start Date                    May-07             Jul-08             Jul-08

  End Date                      Sep-07             Mar-09             Feb-09         2004         13.51%  22.05%      7.31%
Max Monthly Consecutive Loss    -5.1%              -53.8%             -58.0%         2005         10.84%  28.51%    15.51%
  Start Date                    Jun-07             Jul-08             Jul-08

  End Date                      Sep-07             Feb-09             Feb-09         2006         12.98%  9.15%     -3.77%
Max / Min Returns                                                                    2007          0.15%  17.49%    17.16%
  Rolling 12 Months             17.7% / -4.9%      51.7% / -50.3%     48.2% / -55.8%

  Rolling 3 Months              6.6% / -5.4%       24.8% / -42.4%     26.1% / -44.6% 2008         11.28%  -33.20%   -40.39%
Average Monthly Returns         0.5%               0.8%               0.3%           2009          1.18%  17.02%    15.17%
% Months with Gains             73.8%              59.8%              55.7%

Correlation                                                                          2010         -0.78%  16.11%    16.94%
  DB Commodity Booster --                                                            2011 YTD      0.96%  7.07%      6.10%
  Benchmark Light Energy        -0.41              1.00               0.97

SandP-GSCI Light Energy -0.55 0.97 1.00 Annualized Return 6.17% 8.13% 1.53%

Notes:

1    Source: Bloomberg. DB Commodity Harvest and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 15 December 2007. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest
     Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return indices. Data is as of 28 February
     2011

                                      -31-

DB COMMODITY HARVEST -- 10

INDEX SUMMARY

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEA)

                                      -32-

DB COMMODITY HARVEST -- 10

INDEX CONSTRUCTION

[GRAPHIC OMITTED]

       Strategy aims to
 generate alpha from Energy                  Precious     Industrial   Agriculture and Livestock
    roll returns and to                      Metals         Metals
                                             33.44% (33.09% (1))
                                            6.27% (6.30% (1))      16.60% (16.86% (1)) 43.67% (43.76%(1))
smoothen the return
     profile by varying
        exposure to the
  underlying index in
response to changes                    SandP GSCI Light Energy
    SandP GSCI Light Energy
  in realized volatility
                                                            Apply Optimum Yield Technology
                                                          []  Optimize roll returns by attempting to
         SandP GSCI Light Energy rolls
                                                              maximize implied roll yield
        each commodity to its nearest
      available futures contract

                           DB Commodity Booster --
                             Benchmark Light Energy

Long

Short

Apply Target Volatility Technology

[]   Volatility targeted at 10% by varying exposure to the DB Commodity Harvest

DB COMMODITY HARVEST -- 10

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     28 February 2011

                                      -33-

DB Commodity Harvest – 10

Performance Analysis

Index Returns[1]


700
600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest - 10
DB Commodity Harvest
S&P-GSCI Light Energy

Historical Exposure[1]


600%
500%
400%
300%
200%
100%
0%
Current Exposure[1]: 322.58%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11

Performance Analysis[1]

January 2001 – February 2011	DB Commodity Harvest – 10	DB Commodity Harvest	S&P-GSCI Light Energy
Annualized Returns	19.0%	6.2%	1.5%
Volatility	10.8%	3.6%	19.0%
Sharpe Ratio	1.76	1.73	0.08
Maximum Drawdown	-19.5%	-6.1%	-60.9%
Start Date	May-07	May-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max Monthly Consecutive Loss	-16.6%	-5.1%	-58.0%
Start Date	Jun-07	Jun-07	Jul-08
End Date	Sep-07	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	69.1% / -11.8%	17.7% / -4.9%	48.2% / -55.8%
Rolling 3 Months	21.4% / -17%	6.6% / -5.4%	26.1% / -44.6%
Average Monthly Returns	1.5%	0.5%	0.3%
% Months with Gains	73.8%	73.8%	55.7%
Correlation			
DB Commodity Harvest	0.95	1.00	-0.55
S&P-GSCI Light Energy	-0.54	-0.55	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Harvest – 10	DB Commodity Harvest	S&P-GSCI Light Energy
2001	33.72%	11.85%	-26.22%
2002	-6.40%	-2.05%	15.09%
2003	11.52%	4.47%	15.41%
2004	49.88%	13.51%	7.31%
2005	36.78%	10.84%	15.51%
2006	39.07%	12.98%	-3.77%
2007	-0.50%	0.15%	17.16%
2008	42.72%	11.28%	-40.39%
2009	3.57%	1.18%	15.17%
2010	-3.47%	-0.78%	16.94%
2011 YTD	4.18%	0.96%	6.10%
Annualized Return	**19.03%**	**6.17%**	**1.53%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest - 10 and DB Commodity Harvest have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 index have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return indices. Data is as of 28 February 2011

Deutsche Bank

34

LONG-SHORT INDICES

SECTION 4

[GRAPHIC OMITTED]

                                      -35-

DBLCI COMMODITY MOMENTUM

INDEX SUMMARY

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver

[]   Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)
                                      -36-

DBLCI COMMODITY MOMENTUM
INDEX CONSTRUCTION

                                                            Energy
Agriculture (Corn, Industrial Metals  Precious Metals   (Crude Oil, Natural
 Wheat, Soybeans,  (Aluminum, Copper,
        Sugar)         nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

BASKET WITH 14 COMMODITIES

Apply Momentum strategy

[]   Generate bullish/bearish signal by computing 45 day moving average of the
     Environmental Indicator (EI)

BASKET WITH BEARISH OR BULLISH COMMODITIES

[]   Long / short / stay neutral depending upon the signal generated above

DBLCI COMMODITY MOMENTUM INDEX

                                      -37-

DBLCI COMMODITY MOMENTUM

PERFORMANCE ANALYSIS

INDEX RETURNS (1)

[GRAPHIC OMITTED]

                              DBLCI
January 2001 -- February 2011 Commodity      SandP GSCI       DJUBS
----------------------------- -------------- -------------- --------------
                              Momentum
Annualized Returns            16.2%          0.2%           3.7%
Volatility                    16.3%          26.0%          18.4%
Sharpe Ratio                  0.99           0.01           0.20
Maximum Drawdown              -19.0%         -71.6%         -57.1%
 Start Date                   Feb-03         Jul-08         Jul-08
 End Date                     Sep-03         Feb-09         Mar-09
Max Monthly Consecutive Loss  -15.1%         -67.8%         -54.5%
  Start Date                  Mar-03         Jul-08         Jul-08
  End Date                    Apr-03         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months           90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months            51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns       1.4%           0.3%           0.4%
% Months with Gains           43.4%          57.4%          55.7%
Correlation
  SandP GSCI                    0.06           1.00           0.91
  DJUBS                       0.16           0.91           1.00

                          Annual Returns for Excess Return Indices
                  DBLCI Commodity
Calendar Year          Momentum   SandP GSCI            DJUBS
2001                       7.95%   -34.31%              -22.32%
2002                       2.81%   29.92%               23.86%
2003                       0.60%   19.48%               22.66%
2004                      11.33%   15.65%                7.64%
2005                      10.08%   21.61%               17.54%
2006                      26.52%   -19.07%               -2.71%
2007                       2.16%   26.81%               11.08%
2008                      62.00%   -47.29%              -36.61%
2009                      30.21%   13.30%               18.72%
2010                      19.12%    8.88%               16.67%
2011 YTD                   3.80%    6.89%                2.31%
Annualized Return         16.22%    0.22%                3.72%

Notes:

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than (the) 38
     Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 28 February 2011

                                      -38-

DB COMMODITY ALLOCATOR INDEX

SECTION 5

[GRAPHIC OMITTED]

                                      -39-

DB COMMODITY ALLOCATOR

INDEX SUMMARY

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

Note:

1 ERAC: Excess Return After Cost

                                      -40-

DB Commodity Allocator

Index Construction

Strategy aims to generate alpha from roll returns and to smoothen the return profile by adjusting exposure in response to changes in realized volatility



Energy
33.44% (33.09% [1])
Precious Metals
6.27% (6.30% [1])
Industrial Metals
16.60% (16.86% [1])
Agriculture & Livestock
43.67% (43.76%[1])
S&P GSCI Light Energy
S&P GSCI Light Energy
Apply **Optimum Yield** Technology
■ Optimize roll returns by attempting to maximize implied roll yield
DB Commodity Booster — Benchmark Light Energy
Long
Short
Carry Strategy
■ Market neutral equally weighted Long and Short positions to generate Alpha
DB Commodity Harvest
Deduct Index Cost of 0.60% pa
DB Commodity Harvest USD ERAC (ALPHA)
Energy (40%[2])
Precious Metals (17%[2])
Industrial Metals (18%[2])
Agriculture (25%[2])
Basket with Base Weights
Apply **Optimum Yield** Technology
■ Optimize roll returns by attempting to maximize implied roll yield
Basket with Base Weights using OY sub-indices
Apply MR Technology and weight constraints
DBLCI – Mean Reversion Enhanced[3]
Agriculture(21.15%), Industrial Metal(22.53%), Precious Metal(2.87%) & Energy(53.45%)
Deduct Index Cost of 1.10% pa
DB MR Enhanced ERAC (BETA)

- **BETA:** *(DBLCI-MR Enhanced ERAC Index)* attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities. It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.
- **ALPHA:** (*DB Commodity Harvest USD ERAC Index*) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

Notes:

1 Weights of S&P GSCI Light Energy Index shown are: current weights (Base Weights). Current weights are as of 28 February 2011
2 Base Weights of DBLCI – Mean Reversion Enhanced Index
3 Current weights of DBLCI – Mean Reversion Enhanced Index as of 28 February 2011

Deutsche Bank
41

DB COMMODITY ALLOCATOR

INDEX CONSTRUCTION

[]   Allocation to both indices adjusted monthly based on momentum of the Beta
     Index

 Beta Index Returns(1)
1 Month  -1.08%
2 Month  0.00%         DB Commodity Allocator
3 Month  7.45%
4 Month  6.88%
5 Month  10.63%
6 Month  14.38%
7 Month  12.82%
8 Month  14.01%
9 Month  17.28%
10 Month 5.56%
11 Month 9.70%
12 Month 7.27%

Notes:

1    Returns are calculated as of 3(rd) to last business day of each month, from
     February 2010 to February 2011.

                                      -42-

DB Commodity Allocator

Performance Analysis

Index Returns [1]



500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Allocator
DB Commodity Harvest USD ERAC
DB MR Enhanced ERAC

Historical Exposure



Exposure to DB MR Enhanced ERAC [2]: 83.33%
Exposure to DB Commodity Harvest USD ERAC Leveraged [2]: 16.67%
100%
80%
60%
40%
20%
0%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB MR Enhanced ERAC
DB Commodity Harvest USD ERAC Leveraged

Performance Analysis[1]

January 2001 – February 2011	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
Annualized Returns	16.0%	5.5%	11.0%
Volatility	13.9%	3.6%	18.6%
Sharpe Ratio	1.15	1.56	0.59
Maximum Drawdown	-29.9%	-6.3%	-56.2%
Start Date	Jul-08	May-07	Jul-08
End Date	Oct-08	Sep-07	Mar-09
Max Monthly Consecutive Loss	-27.6%	-5.3%	-54.1%
Start Date	Jul-08	Jun-07	Jul-08
End Date	Oct-08	Sep-07	Feb-09
Max / Min Returns			
Rolling 12 Months	57.5% / -15.6%	17% / -5.4%	69.3% / -47.1%
Rolling 3 Months	28.8% / -23.9%	6.4% / -5.6%	35.7% / -37.9%
Average Monthly Returns	1.3%	0.5%	1.0%
% Months with Gains	66.4%	72.1%	59.0%
Correlation			
DB Commodity Harvest USD ERAC	-0.05	1.00	-0.34
DB MR Enhanced ERAC	0.73	-0.34	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Allocator	DB Commodity Harvest USD ERAC	DB MR Enhanced ERAC
2001	29.55%	11.17%	-13.38%
2002	4.02%	-2.63%	14.25%
2003	28.16%	3.84%	31.72%
2004	21.76%	12.84%	21.81%
2005	13.87%	10.17%	9.22%
2006	26.67%	12.30%	27.12%
2007	15.86%	-0.44%	25.28%
2008	12.72%	10.61%	-27.10%
2009	25.34%	0.58%	36.02%
2010	-10.51%	-1.38%	4.14%
2011 YTD	1.45%	0.87%	1.45%
Annualized Return	**15.95%**	**5.53%**	**11.01%**

Notes:

1 Source: Bloomberg. DB Commodity Allocator Index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return indices. Data is as of 28 February 2011

Deutsche Bank

43

DB COMMODITY RISK PARITY 18 INDEX

SECTION 6

[GRAPHIC OMITTED]

                                      -44-

DB COMMODITY RISK PARITY 18

INDEX SUMMARY

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

                                      -45-

DB COMMODITY RISK PARITY 18
INDEX CONSTRUCTION

     DBLCI-OY         DBLCI-OY          DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (31.78% (1)) Index (21.32% (1)) Index (29.18% (1)) Index (16.90% (1))

BASKET WITH 4 SECTOR INDICES

Apply Risk Parity Technology

[]   Allocates weights to each sector index such that the risk contribution of all components is equal

DB COMMODITY RISK PARITY

Apply 0.50% fees per annum

Apply Target Volatility Technology

[]   Volatility is targeted at 18% by varying exposure to each underlying sector index

DB COMMODITY RISK PARITY 18

Note:

1    Current weights are as of 28 February 2011

                                      -46-

DB Commodity Risk Parity 18

Performance Analysis

Index Returns [1]



600
500
400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Risk Parity 18
S&P GSCI
DJUBS

Historical Exposure[1]



300%
250%
200%
150%
100%
50%
0%
Exposure to DBLCI – OY Energy [2]: 31.78%
Exposure to DBLCI – OY Agriculture [2]: 16.90%
Exposure to DBLCI – OY Precious Metal [2]: 29.18%
Exposure to DBLCI – OY Industrial Metal [2]: 21.32%
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
Energy
Agriculture
Precious Metals
Base Metals

Performance Analysis[1]

January 2001 – February 2011	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
Annualized Returns	18.5%	0.2%	3.7%
Volatility	19.7%	26.0%	18.4%
Sharpe Ratio	0.94	0.01	0.20
Maximum Drawdown	-39.2%	-71.6%	-57.1%
Start Date	Feb-01	Jul-08	Jul-08
End Date	Nov-01	Feb-09	Mar-09
Max Monthly Consecutive Loss	-33.5%	-67.8%	-54.5%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	118.5% / -36.4%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	47.9% / -28.8%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	1.6%	0.3%	0.4%
% Months with Gains	57.4%	57.4%	55.7%
Correlation			
S&P GSCI	0.71	1.00	0.91
DJUBS	0.82	0.91	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Risk Parity 18	S&P GSCI	DJUBS
2001	-36.39%	-34.31%	-22.32%
2002	26.94%	29.92%	23.86%
2003	53.61%	19.48%	22.66%
2004	34.22%	15.65%	7.64%
2005	57.65%	21.61%	17.54%
2006	26.76%	-19.07%	-2.71%
2007	20.15%	26.81%	11.08%
2008	-17.48%	-47.29%	-36.61%
2009	26.22%	13.30%	18.72%
2010	27.90%	8.88%	16.67%
2011 YTD	5.22%	6.89%	2.31%
Annualized Return	**18.46%**	**0.22%**	**3.72%**

Notes:

1 Source: Bloomberg. DB Commodity Risk Parity 18 Index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the index as a result of fees and / or costs.

2 Statistics shown are for excess return indices. Data is as of 28 February 2011

Deutsche Bank

47

DB COMMODITY APEX 14 INDEX

SECTION 7

[GRAPHIC OMITTED]

                                      -48-

DB Commodity Apex 14

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMAP14)

Deutsche Bank

49

DB COMMODITY APEX 14

INDEX CONSTRUCTION

[GRAPHIC OMITTED]

[]   Exposure to the 3 indices is adjusted monthly in inverse proportion of their 3 month realized volatilities

DB COMMODITY APEX

[]   Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%. Exposure to DB Commodity Apex is capped at 200%

DB COMMODITY APEX 14

Note:

1    Weights; as of 28 February 2011

                                      -50-

DB Commodity Apex 14

Performance Analysis

Index Returns [1]


1,400
1,200
1,000
800
600
400
200
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Apex 14
S&P GSCI
DJUBS

Historical Exposure[2]


250%
200%
150%
100%
50%
0%
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
DB Commodity Momentum
DB MR Enhanced
DB Commodity Harvest 3X

Performance Analysis[1]

January 2002 – February 2011	DB Commodity Apex 14	S&P GSCI	DJUBS
Annualized Returns	32.4%	4.9%	7.0%
Volatility	13.0%	26.2%	18.8%
Sharpe Ratio	2.49	0.19	0.37
Maximum Drawdown	-15.8%	-71.6%	-57.1%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Mar-09
Max Monthly Consecutive Loss	-9.8%	-67.8%	-54.5%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Aug-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	97.3% / -5.7%	74.8% / -64.8%	39.9% / -52.7%
Rolling 3 Months	32.7% / -15.3%	34.4% / -53.4%	24.7% / -39.7%
Average Monthly Returns	2.4%	0.7%	0.7%
% Months with Gains	79.1%	61.8%	59.1%
Correlation			
S&P GSCI	0.20	1.00	0.91
DJUBS	0.33	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return Indices		
	DB Commodity Apex 14	S&P GSCI	DJUBS
2002	5.23%	29.92%	23.86%
2003	32.43%	19.48%	22.66%
2004	63.12%	15.65%	7.64%
2005	36.68%	21.61%	17.54%
2006	71.98%	-19.07%	-2.71%
2007	17.69%	26.81%	11.08%
2008	47.87%	-47.29%	-36.61%
2009	23.21%	13.30%	18.72%
2010	10.29%	8.88%	16.67%
2011 YTD	3.42%	6.89%	2.31%
Annualized Return	**32.36%**	**4.95%**	**7.04%**

Notes:

1 Source: Bloomberg. DB Commodity Apex 14 Index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 Index would have been lower than the index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 28 February 2011

2 Data is till 28 February 2011. These are the exposure of constituents to DB Commodity Apex 14 Index

Deutsche Bank
51

APPENDIX

APPENDIX 1

[GRAPHIC OMITTED]

                                      -52-

TYPES OF RETURNS IN A COMMODITY INDEX

TOTAL RETURN VS. EXCESS RETURN

STOCK AND BOND RETURNS COME FROM TWO SOURCES:

[] Underlying price movement

[] Dividends (Stocks) or Coupons (Bonds)

COMMODITY RETURNS COME FROM THREE SOURCES:

[]   Collateral Yield

[]   Interest earned on capital held as collateral

[]   Spot Return

[]   Change in front month futures contract

[]   Roll Return

[]   Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

EXCESS RETURN = SPOT RETURN + ROLL RETURN
TOTAL RETURN = EXCESS RETURN + COLLATERAL YIELD

Collateral  yield of  3-Month  US  Treasury  Bills is added to the DB  Commodity excess return version indices to create the DB Commodity total return version

                                      -53-

[GRAPHIC OMITTED]

Mean Reversion

100%
80%
60%
40%
20%
0%

DBLCI -MR Jan-01 Outperformance to DBLCI

         Outperformance
Year                 (%)
2006              36.15
2007                7.82
2008                4.17
2009              12.12
2010                1.30
2011 YTD            1.30

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

HISTORICAL COMMODITY ALLOCATION OF THE DBLCI -MR SINCE 2006

100% 90%

Jan-03      Jan-05         Jan-07        Jan-09      Jan-11
Energy Industrial Metals Precious Metals Agriculture

[]   Heavy investment in Corn and Wheat as agricultural commodities are the most historically undervalued. Captures the 2006 Ags rally. Underweighting in
     Energy also contributed to good performance as energy prices declined significantly in 2006

80% 70% 60% 50% 40% 30% 20% 10% 0%
Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Jun-10 Dec-10

Crude Oil Heating Oil Gold Aluminum Wheat Corn

[]   In 2008 the index increased its weight to Aluminum and reduced its weight to Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

[]   In 2009 the index was overweight in Aluminum and Oil and gained from rallies in both. However, it was underweight in Gold and missed out on the
     Gold rally

Source: Bloomberg

Notes:

1    Past performance is not a guarantee of future results

2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance

3    Data is as of 28 February 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

                                      -54-

MR+

- DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index
- Mandatory rebalancing takes place on a monthly basis
- At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess Return strategy is determined based on the performance of the DBLCI-MR TM Excess Return over the previous 12 months
- Twelve performance indicators are built, reflecting the performance of DBLCI-MR TM Excess Return over previous 12-months,
  11-months, 10-months …
  3-months, 2-months, 1-month
- The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 100% (see table)
- Rules based momentum strategy with no human intervention, only execution
- The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods



Rebalance Date
M1, C1
Rebalance Date minus 1 m
Rebalance Date minus 12 months
Rebalance Date
M12, C12

DBLCI-MR (Lookback Returns as of 8th Feb 2011)	
1 Month	2.7%
2 Month	6.3%
3 Month	6.1%
4 Month	10.4%
5 Month	20.3%
6 Month	15.6%
7 Month	27.3%
8 Month	35.5%
9 Month	22.4%
10 Month	14.7%
11 Month	18.5%
12 Month	30.2%

Notes: Returns are calculated as of 6th business day of each month, from February 2010 to February 2011.

Deutsche Bank

55

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yieldeld ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

CONTRACT EXPIRY DATE

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

CONTRACT EXPIRY DATE

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

                                      -56-

OPTIMIZED YIELD

Annualized Excess returns from Jan 2001 to Feb 2011. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

[GRAPHIC OMITTED]

Energy Sector
Base Metals Sector

                                                          Gold
    Silver
 DB OY Indices SandP GSCI Indices       DB OY Indices SandP GSCI
 Indices

Source: Bloomberg

Notes:

1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future 57

2    Data as of 28 February 2011

                                      -57-

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

Rebalancing Once a Month

Step I
Realized Volatility Monitoring Based on Last 90 Days Returns

Step II
Volatility Based Participation: Participation = Target Volatility / Realized Volatility, subject to certain maximum and minimum

Step III
Vol Target Index Return = Participation x Underlying Index Return

Numerical Example: Volatility Target = **15%**

Month	3 Month Realized Volatility (Annualized %)	Vol Target Allocation (%)	Underlying Index Return (%)	Volatility Target Return (%)
12	10.00	150.00	+5.00	+7.50
13	12.50	120.00	–1.00	–1.20
14	5.00	300.00	+3.00	+9.00
15	7.50	200.00	–2.00	–4.00
16	15.00	100.00	–5.00	–5.00
17	20.00	75.00	+1.00	+0.75
18	30.00	50.00	–10.00	–5.00

Deutsche Bank
58

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
     90-day historical levels based on log returns

[]   The amount of risk contributed, RCi , to the portfolio by the i(th) sector index is then calculated according to

                       4 Wi [] i[]Wj [] j []ij RCi = j=1

[]   We then solve the above set of non linear equations for each (W)i with the following constraints

1)   Wi [] 0 for each i

2)   (RC)1 (= RC)2 (= RC)3 (= RC)4

3)   (R)P = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

                                      -59-

Comparative Performance Statistics

	Annualized Returns for Various Indices						
	YTD Return [1] (%)	1 Year Return (%)	3 Year Return (%)	5 Year Return (%)	10 Year Return (%)	Volatility [2] (%)	Sharpe Ratio [3]
Beta Allocation Indices							
DBLCI ™	5.58%	22.27%	-11.78%	1.35%	7.20%	23.32%	0.31
S&P GSCI ™	6.89%	19.59%	-14.62%	-5.19%	1.00%	25.54%	0.04
DJ-UBSCI ℠	2.31%	24.00%	-8.43%	0.48%	4.16%	18.09%	0.23
Optimum Yield Based Indices							
DB Commodity Booster – DJUBS	4.10%	25.69%	-5.01%	5.98%	10.85%	16.38%	0.66
DB Commodity Booster DJUBS – TV14	3.17%	22.59%	-0.24%	8.57%	13.96%	14.34%	0.97
DB Commodity Booster – Benchmark	8.57%	22.54%	-6.94%	2.57%	11.02%	22.01%	0.50
Mean Reversion Based Indices							
DBLCI-MR	6.89%	26.03%	-5.95%	11.88%	12.65%	20.34%	0.62
DBLCI – Mean Reversion Enhanced	1.63%	11.20%	-3.00%	10.67%	12.85%	18.37%	0.70
DBLCI MR Enhanced 15	1.24%	9.67%	-0.72%	10.70%	15.71%	15.48%	1.01
DBLCI MR+	6.80%	15.67%	0.85%	13.98%	12.07%	14.96%	0.81
Market Neutral Indices							
DB Commodity Harvest	0.96%	-0.14%	3.75%	4.24%	5.75%	3.44%	1.67
DB Commodity Harvest – 10	4.18%	-0.54%	13.17%	13.60%	18.48%	10.64%	1.74
DB Commodity Allocator Index	1.45%	-4.38%	2.63%	12.13%	14.83%	13.61%	1.09
DB Commodity Risk Parity 18 Index	5.22%	38.61%	4.83%	13.39%	19.75%	19.33%	1.02
DBLCI Commodity Momentum Index	3.42%	16.63%	20.33%	30.00%	31.52%	12.75%	2.47
DB Commodity Apex 14 Index	3.80%	30.08%	29.60%	27.34%	16.75%[3]	16.09%[3]	1.04[3]
Other Asset Classes							
Equities (S&P 500)	5.88%	22.44%	1.26%	2.87%	2.61%	21.34%	0.12
Fixed Income (US Govt. All Total Return)	-0.51%	2.40%	3.90%	4.55%	4.70%	2.84%	1.65

Source: Bloomberg. Data as of 28 February 2011

Notes: Statistics shown for "Other asset classes" are computed using Total Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero
All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1 Annualised return based on total return and excess return
2 Annualised vol of the daily lognormal returns
3 Data available from 31 July 2001 only, Hence the statistics calculated is not for entire 10Y period

Deutsche Bank
60

Market Data Sources

Bloomberg Tickers and Index Live Dates

	Bloomberg Ticker	Index Live Date
S&P GSCI Index	SPGCCIP<Index>	
S&P GSCI Light Energy	SPGSLEP<Index>	
DJUBS	DJUBS <Index>	
DBLCI	DBLCMACL <Index>	28 February 03
DBLCI-MR	DBLCMMCL <Index>	28 February 03
DBLCI – Mean Reversion Enhanced	DBLCMREU <Index>	25 July 08
DB MR Enhanced 15	DBLCMTEU <Index>	28 September 09
DBLCI-MR+	DBLCMPUE <Index>	20 June 07
DB Commodity Booster – Benchmark	DBCMBSEU <Index>	15 December 07
DB Commodity Booster – Benchmark Light Energy	DBCMBLEU <Index>	15 December 07
DB Commodity Booster – DJUBS	DBCMBDEU <Index>	27 February 08
DB Commodity Booster DJUBS – TV14	DBCMBTVE <Index>	08 August 09
DB Commodity Harvest	DBCMHLEU <Index>	15 December 07
DB Commodity Harvest – 10	DBCMHVEA <Index>	14 October 08
DB Commodity Allocator	DBLCABER <Index>	24 October 09
DB Commodity Risk Parity 18 Index	DBCMRPTV <Index>	August 2010
DBLCI Commodity Momentum Index	DBCMMOUE <Index>	18 October 10
DB Commodity Apex 14 Index	DBCMAP14 <Index>	18 October 10
DB Commodity Harvest USD ERAC	DBLCHNUE <Index>	13 October 08
DB MR Enhanced ERAC	DBLCMREN <Index>	24 October 09
Equities (S&P 500) Total Return	SPTR <Index>	
Fixed Income Total Return	JHDCGBIG <Index>	

Deutsche Bank

61

Optimized Yield

Available Indices

Commodity	Contract Expiry Date	Bloomberg Ticker	Index Live Date
Energy			
WTI Crude Oil	21-Jun-11	DBLCOCLE Index	31 May 06
Brent Crude Oil	14-Feb-12	DBLCYECO Index	31 May 06
Heating Oil	31-May-11	DBLCOHOE Index	31 May 06
RBOB Gasoline	30-Nov-11	DBLCYERB Index	31 May 06
Gasoil	10-Jun-11	DBLCYEGO Index	31 May 06
Natural Gas	28-Sep-11	DBLCYENG Index	31 May 06
Base Metals			
Aluminum	21-Sep-11	DBLCOALE Index	31 May 06
Copper	21-Mar-12	DBLCYECU Index	31 May 06
Zinc	18-May-11	DBLCYEZN Index	31 May 06
Nickel	17-Aug-11	DBLCYENI Index	31 May 06
Lead	17-Aug-11	DBLCYEPB Index	31 May 06
Precious Metals			
Gold	29-Aug-11	DBLCOGCE Index	31 May 06
Silver	28-Dec-11	DBLCYESI Index	31 May 06
Agriculture			
Wheat	14-Jul-11	DBLCOWTE Index	31 May 06
Kansas Wheat	14-Jul-11	DBLCYEKW Index	31 May 06
Corn	14-Dec-11	DBLCOCNE Index	31 May 06
Soybean	14-Nov-11	DBLCYESS Index	31 May 06
Cotton	07-Dec-11	DBLCYECE Index	31 May 06
Sugar	30-Jun-11	DBLCYESB Index	31 May 06
Coffee	20-Mar-12	DBLCYEKC Index	31 May 06
Cocoa	15-Sep-11	DBLCYECC Index	31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 28 February 2011

Deutsche Bank

62

RISK CONSIDERATIONS

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

STRATEGY RISK

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

                                      -63-

RISK CONSIDERATIONS (CONT'D)

PAST PERFORMANCE

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

BACKTESTING

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

                                      -64-

DISCLAIMER

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Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track
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without regard to Deutsche Bank AG or any securities. SandP has no obligation to
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marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have
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Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

                                      -65-